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                                                                    Exhibit 12.1

                             INDEPENDENT BANK CORP.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS

                                       Year to Date            1998            1997            1996            1995            1994
                                         9/30/99                                                          (Dollars in Thousands)
Net Income (loss)                            12,386          16,139          14,158          11,597          10,387           8,113

Income tax expense (benefit)                  5,423           7,804           7,326           6,153           4,729           1,533
                                             ------          ------          ------          ------          ------          ------

Pretax earnings (loss)                       17,809          23,943          21,484          17,750          15,116           9,646
                                             ------          ------          ------          ------          ------          ------
                                             ------          ------          ------          ------          ------          ------
Fixed Charges:
One-third of rental expense
which approximated the interest
factor                                          423             667             767             768             682             509

Interest on borrowed funds                   14,609          18,137           9,881           4,684           3,101           1,562
                                             ------          ------          ------          ------          ------          ------

Total Fixed charges                          15,032          18,804          10,648           5,452           3,783           2,071
                                             ------          ------          ------          ------          ------          ------
                                             ------          ------          ------          ------          ------          ------

Earnings (for ratio calculation)             32,841          42,747          32,132          23,202          18,899          11,717
                                             ------          ------          ------          ------          ------          ------
                                             ------          ------          ------          ------          ------          ------
Ratio of earnings to fixed
charges                                        2.18            2.27            3.02            4.26            5.00            5.66
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